                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              __________________


                                   FORM 8-K


                                Current Report

                    Pursuant To Section 13 Or 15(D) Of The

                        Securities Exchange Act Of 1934


                                March 30, 1999
               Date of Report (Date of earliest event reported)


                           NOVASTAR FINANCIAL, INC.
                           ------------------------
              (Exact Name of Registrant as Specified in Charter)



          Maryland                          001-13533                             74-2830661
          --------                         ----------                             ----------
(State or Other Jurisdiction         (Commission File Number)        (I.R.S. Employer Identification No.)
     (of Incorporation)



                             1901 West 47th Place
                                   Suite 105
                            Westwood, Kansas 66205
                            ----------------------
                   (Address of Principal Executive Offices)


                                (913) 362-1090
                                --------------
                        (Registrant's Telephone Number,
                             Including Area Code)


                                Not Applicable
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   OTHER EVENTS
          ------------

               On March 29, 1999, NovaStar Financial, Inc. completed the issuance of 4,285,714 shares (approximately $30 million) of Class B 7% Cumulative Convertible Preferred Stock offered at $7.00 per share pursuant to a private placement memorandum dated March 8, 1999. The preferred stock, par value $.01 per share, is convertible, at the option of the holder, into one share of common stock and may be redeemable by NovaStar Financial, Inc. at any time after March 31, 2002. Approximately $25 million was acquired by Walter Weitz & Company. Stifel, Nicolaus & Company, Incorporated served as placement agent. In connection with the issuance of the shares of preferred stock, a Registration Rights Agreement was entered into March 25, 1999, by and between NovaStar Financial and Stifel, Nicolaus & Company, Incorporated.

               This issuance of the preferred stock and the earlier issuance of warrants in connection with financing arrangements entered into with First Union and GMAC/Residential Funding Corporation will result in a reduction of the effective exercise price for holders of NovaStar's December 9, 1996 warrants to acquire common stock at $15.00 per share. Pursuant to anti-dilution provisions contained in the 1996 warrants, each warrant exercised at $15.00 will purchase 1.29 shares of common stock, which represents an effective exercise price of $11.62 per share. This new effective exercise price is in effect without any further action required on the part of warrantholders.

Item 7(c).  Exhibit
            -------

            3.4 Articles Supplementary of NovaStar Financial, Inc. dated as of March 24, 1999, as filed with the Maryland Department of Assessments and Taxation.

            4.3       Specimen certificate for preferred stock.

            10.24 Warrant Agreement, dated as of March 10, 1999, by and between NovaStar Financial, Inc. and Residential Funding Corporation, and related Guaranty Warrant, Tag Along Warrant and Registration Rights Agreement.

            10.25 Registration Rights Agreement, with respect to the preferred stock, dated as of March 25, 1999, by and between NovaStar Financial, Inc. and Stifel, Nicolaus & Company, Incorporated.

            99.2      Press Release from NovaStar Financial, Inc. dated 3/30/99.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 1999


                                    NOVASTAR FINANCIAL, INC.



                                    By: /s/ Mark J. Kohlrus
                                        ------------------------------------
                                        Mark J. Kohlrus
                                        Senior Vice President, Treasurer
                                        and Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit Number
--------------


           3.4 Articles Supplementary of NovaStar Financial, Inc. dated as of March 24, 1999, as filed with the Maryland Department of Assessments and Taxation.

           4.3       Specimen certificate for preferred stock.

           10.24 Warrant Agreement, dated as of March 10, 1999, by and between NovaStar Financial, Inc. and Residential Funding Corporation, and related Guaranty Warrant, Tag Along Warrant, and Registration Rights Agreement.

           10.25 Registration Rights Agreement, with respect to the preferred stock, dated as of March 25, 1999, by and between NovaStar Financial, Inc. and Residential Funding Corporation.

           99.2      Press Release from NovaStar Financial, Inc. dated 3/30/99.